SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

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                KANSAS CITY POWER & LIGHT COMPANY
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                              ####

[KCPL logo]

[Western Resources logo]

CREATE WESTAR ENERGY

               Leading the electric energy industry

               Increasing Shareholder Value

               Building Growth

               Enhancing Customer Service

GUIDE TO THE TRANSACTION

TABLE OF CONTENTS

Restructured Merger Agreement   ..........      p  4
Westar Energy                   ..........      p  9
Benefits of the Merger          ..........      p 14
Regulatory Matters              ..........      p 20
Financial Data                  ..........      p 24
Why Approve Merger              ..........      p 30

CERTAIN FORWARD LOOKING INFORMATION

This presentation contains certain forward-looking statements and analyses within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are statements other than historical information or statements of current condition. Some forward-looking statements may be identified by use of terms such as "believes," "anticipates," "intends," ` estimates" or "expects." These forward-looking statements relate to the plans and objectives of Western Resources and Westar Energy for future operations. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this presentation should not be considered a representation by Western Resources or Westar Energy or any other person that the objectives or plans of Western Resources or Westar Energy will by achieved. Numerous factors could cause Western Resources' or Westar Energy's actual results to differ materially from those in the forward-looking statements, including the following: (i) the occurrence of catastrophic events with a frequency or severity exceeding Western Resources' or Westar Energy's estimates; (ii) a unforeseeable material decrease in the level of demand for electrical services; (iii) loss of services of any one of Western Resources' or Westar Energy's executive officers; (iv) the passage of federal or state regulation curtailing the permissible activities of electric providers; (v) future economic conditions; (vi) developments in the legislative, regulatory and competitive environments in which Western Resources and Westar Energy operate; (vii) the success of diversified efforts; or (viii) other circumstances affecting anticipated operations, revenues and costs, including investments in natural gas and security businesses. The foregoing review of factors should not be construed as exhaustive. Western Resources and Westar Energy undertake no obligation to release publicly the results of any future revisions it may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

RESTRUCTURED MERGER AGREEMENT

RESTRUCTURED MERGER AGREEMENT

-    Formation of new electric company -Westar Energy

-    KCPL shareholders receive stock in Westar as well as Western
     Resources

-    Westar -

          -    One million electric customers

          -    $8.2 billion assets

          -    8,000 MW of electric generation resources

          -    Innovative value-added products and services

TERMS OF THE AGREEMENT

-    KCPL's and WR's electric operations transferred to Westar

- $800 million of KCPL debt and $1.9 million of WR debt transferred to Westar

-    KLT Inc. transferred to Western

-    For each KCPL share, shareholders will receive:

     - Between $21.50 and $26.50 of Western Resources stock pursuant to a collar mechanism

     - One share of Westar Energy, estimated by KCPL and Western Resources to be work approximately $10-$12

-    KCPL shareholders will own 19.1% of Westar and approximately
     35%* of Western Resources

*Based on current Western Resources stock price

PRE-TRANSACTION:

[flow chart]


             WR                                            KCPL
            (KPL)                                       (Regulated
                                                        Utility)

[down arrow        [down arrow]                         [down arrow
to Unregulated       to KGE]                            to KLT Inc.]
Businesses]

Unregulated            KGE                               KLT Inc.
Businesses

TRANSACTION:

[flow chart]


                         WR Shareholders          KCPL Shareholders

                         65%                   35%*
                     [down arrow           [down arrow
                     to Western            to Western
                     Resources box]        Resources box]

                         Western                             19.9%
                         Resources                        [down arrow
                                                          to Westar Energy
                                                          KCPL
                                                          KGE
                                                          KPL box]

                           100%         80.1%
[down arrow            [down arrow      [down arrow
to Monitored           to KLT Inc.      from Western
Energy                 box]             Resources box
Security, Gas                           to Westar Energy
& Other Businesses box]                 KCPL
                                        KGE
                                        KPL box]

Monitored                KLT Inc.                       Westar Energy
Security, Gas                                           KCPL
& Other                                                 KGE
Businesses                                              KPL


*Approximate percent based on current Western Resources stock price

                          WESTAR ENERGY

OUR VISION FOR WESTAR
-  Leading the electric utility industry
-  Increasing shareholder value
-  Building growth
-  Enhancing customer service

ELECTRIC STRATEGY - GROW THE BUSINESS

Westar plans to grow the business include:
     - Expanding geographic footprint - grow customer base and generation
     -    Continuing to be a low-cost energy provider
     - Reducing costs further through reorganization and economies of scale

WESTAR ENERGY - LONG-TERM OUTLOOK

Westar Energy's longer term outlook
     -    Super-regional competitor
     -    Strong marketing presence
     -    Competitive cost profile
     -    20,000 megawatts of generation

MANAGEMENT AND BOARD
WESTAR ENERGY

-    John E.  Hayes Jr.- Chairman of the Board
-    Drue Jennings - Chief Executive Officer
-    Board - 6 designated by Western Resources
             4 selected from the KCPL Board

BENEFITS OF THE MERGER

STRATEGIC MERGER

- Three established, successful utilities are uniting to create a larger utility better positioned to serve customers' needs in a competitive marketplace

- By combining KCPL, KGE and KPL `s synergies of size, resources and talent, Westar Energy should quickly become a leader in the transformed electric utility industry

- KCPL and Western share a common vision of creating value for shareowners through a diversified portfolio

- This unique and innovative transaction allows shareholders to reap the benefits of a regulated electric company while also becoming shareholders in Western

BENEFITS OF THE MERGER

Western Resources and KCPL believe the merger offers significant strategic and financial benefits to each company including:

-  Significant potential synergies and cost savings

-  Share price premium for KCPL shareholders

- Increased opportunities for expansion into unregulated products markets and diverse geographic markets

-  Greater financial strength for the combined entities

- Concentration of electric utility operations into a single entity focusing on that line of business

OPERATIONAL AND STRUCTURAL BENEFITS

- OPERATIONAL COORDINATION - efficient integration of all aspects of combined electric utility operations

- NONREGULATED BUSINESS OPPORTUNITIES - continued growth from complementary businesses of KCPL and WR. The combined customer bases provide more opportunities for growth

- FINANCIALLY STRONGER COMPANY AND A LARGER SERVICE TERRITORY - enhanced flexibility to deal with new industry developments

- ECONOMIC DEVELOPMENT OPPORTUNITIES - concentration of economic development programs and activities which would enhance the ability of the combined company to attract or retain potential customers or industry groups

-  POTENTIAL SYNERGIES AND COST SAVINGS - see next page

ANTICIPATED COST SAVINGS

Cost savings are estimated at $905 million over the first 10 years and consist of the following:

GENERATION
   -    Integration of dispatching and production operations
   -    Avoidance or deferral of future capital expenditures
   -    Integration of generation and technical support functions

PURCHASING ECONOMIES
   -  Streamlining of inventories and purchasing economies

CORPORATE AND ADMINISTRATIVE
   -  Integration of
          -  Facilities
          -  Corporate management and administrative functions
          -  Corporate programs and expenditures

             MERGER SAVINGS, NET OF COSTS TO ACHIEVE

[Pie chart/graph depicting the following data:]

Year      Savings

1999      $14
2000      $55
2001      $62
2002      $73
2003      $81
2004      $92
2005      $96
2006      $102
2007      $125
2008      $135
2009      $70

Note:  Amounts in millions.  Assumes savings begin in mid-1999

REGULATORY MATTERS

REGULATORY MATTERS

- Significant rate reductions recently have been implemented or agreed to for KCPL, KGE and KPL in both Missouri and Kansas in anticipation of a merger

-    No additional rate reductions are proposed

- A mechanism to share merger savings with customers has been proposed -- depends on the amount of savings actually achieved and upon Westar's earnings

- Acquisition premium estimated at $1.074 billion -- $886 amortization by Westar over 40 years has been proposed (and excluded from cost of service)

MERGER SHARING MECHANISM

[table depicting the following data:]

                           Regulatory             Customer/
Merger Savings           ROE Threshold       Shareholder Split
---------------------    -------------       -----------------
                            GRID 1
< $16 MM                 > 13.5%                   50/50

                            GRID 2
> 16 MM but              > 13.5%                   50/50
< = $32 MM               > 14.0%                   40/60

                            GRID 3
> $32 MM but             > 13.5%                   50/50
< = $48 MM               > 14.0%                   40/60
                         > 14.5%                   30/70

                            GRID 4
> $48 MM                 > 13.5%                   50/50
                         > 14.0%                   40/60
                         > 14.5%                   30/70
                         > 15.0%                   20/80

WESTERN RESOURCES/KCPL/ONEOK
COMBINED REGULATED SERVICE TERRITORY

- With completion of KCPL and ONEOK transactions, the company will rank
     -  33rd* nationally among electric companies
     - 8th** nationally among natural gas distribution companies

-  Contiguous service territories

-  All electric operations are interconnected through five 345
   KV lines

        *   Based on retail electric revenues
        ** Based on customer count

FINANCIAL DATA
-    Collar
-    Pro Forma Financial Information
-    Dividend Policy

COLLAR

KCPL shareholders:

-    Will receive $23.50 per share of WR stock if WR stock is
     between $38.28 and $47.00*
-    Could obtain conversion ratios above and below this range
     indentified in merger agreement - see next slide
-    Are protected by a Walk-away Right if WR's stock falls below
     $29.78

*Aggregate of the average of the high and low sales prices of Western Resources Common Stock on each of the twenty consecutive
NYSE trading days ending the tenth NYSE trading day immediately preceding the closing date, dividend by twenty.

CONSIDERATION PER KCPL SHARE IN WESTERN RESOURCES STOCK

Note 1:   Mutual walk-away right at Western Resources price of below
$29.78

Note 2: If the Western Resources Index Price is greater than $58.46, the conversion ratio will be fixed at 0.449 provided that if
0.449 multiplied by the Western Resources Index Price exceeds
$30, the conversion ratio will mean the quotient obtained by dividing $30 by the Western Resources Index Price

[a line graph depicting the Conversion Ratio and implied value of consideration in Western Resources Stock per KCPL share using the following information as provided in the Company's Form S-4 and proxy statement filed with the SEC on June 9 and 10, 1998:

The Conversion Ratio is the quotient (rounded to the nearest 1/100,000) determined by dividing $23.50 by the Western Resources Index Price (as defined below); provided, however, that if the Western Resources Index Price (i) is greater than $58.46, the Conversion Ratio shall be fixed at 0.449, provided that if 0.449 multiplied by the Western Resources Index Price exceeds $30.00, the Conversion Ratio shall mean the quotient (rounded to the nearest 1/100,000) obtained by dividing $30.00 by the Western Resources Index Price, (ii) is greater than $55.03 but less than or equal to $58.46, the Conversion Ratio shall mean the quotient (rounded to the nearest 1/100,000) obtained by dividing $26.25 by the Western Resources Index Price, (iii) is greater than $52.41 but less than equal to $55.03, the Conversion Ratio shall be fixed at 0.477, (iv) is greater than $50.00 but less than or equal to $52.41, the Conversion Ratio shall mean the quotient (rounded to the nearest 1/100,000) determined by dividing $25.00 by the Western Resources Index Price, (v) is greater than $47.00 but less than or equal to $50.00, the Conversion Ratio shall be fixed at 0.500, (vi) is greater than $35.01 but less than or equal to $38.27, the Conversion Ratio shall be fixed at 0.614,
(vii) is greater than $29.78 but less than or equal to $35.01, the Conversion Ratio shall mean the quotient (rounded to the nearest 1/100,000) obtained by dividing $21.50 by the Western Resources Index price or (viii) is less than or equal to $29.78, the Conversion Ratio shall be fixed at 0.722. The term "Western Resources Index Price" means the aggregate of the average of the high and low sales prices of Western Resources Common Stock (as reported on the New York Stock Exchange (the "NYSE") Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source) on each of the twenty consecutive NYSE trading days ending the tenth NYSE trading day immediately preceding the KGE Effective Time, divided by twenty.]


Illustrative Western Resources stock Price (Implied Exchange Ratio See Notes 1 and 2 above)

TOTAL CONSIDERATION PER KCPL SHARE IN
WESTERN RESOURCES AND WESTAR ENERGY STOCK

NOTE 1:   Mutual walk-away right at Western Resources price of below
$29.78)

NOTE 2: If the Western Resources Index Price is greater than $58.46, the conversion ratio will be fixed at 0.449 provided that if
0.449 multiplied by the Western Resources Index Price exceeds
$30, the conversion ratio will mean the quotient obtained by dividing $30 by the Western Resources Index Price

NOTE 3: Estimated based on analysis by KCPL and Western Resources assuming an expected initial dividend for the first year of operation of Westar Energy of $0.72 and a normal electric utility payout ratio of approximately 85%. Based on current market conditions and comparable publicly traded electric utilities' dividend yields and price-to-earnings ratios, KCPL and Western Resources calculated an estimated value range of $10 to $12 per share

[a line graph repeating the line graph on page 26 which indicated the Conversion Ratio and implied value of consideration in Western Resources Stock per KCPL share. In addition, a second line was added depicting the total value of consideration per KCPL share when a Westar Energy estimated stock value of $11 per share is added to the Western Resources value. The Westar Energy value was estimated based on analysis by KCPL and Western resources assuming an expected initial dividend for the first year of operation of Westar Energy of $0.72 and a normal electric utility payout ratio of approximately 85%. Based on current market conditions and comparable publicly traded electric utilities' dividend yields and price-to-earnings ratios, KCPL and Western resources calculated an estimated value range of $10 to $12 per share.]

Illustrative Western Resources stock Price (Implied Exchange Ratio - See Notes 1 and 2 above.)

SELECTED FINANCIAL DATA

                               Year Ended December 31, 1997
                    ---------------------------------------------------
                       Western Resources                     Pro Forma
                       Electric Business       KCPL       Westar Energy (1)
                    -----------------------  --------     -------------
Sales                         $1,230         $896           $2,126

Oper income before tax        $211           $234           $423

Total Assets                  $4,537         $3,058         $8,071 (2)

(1) Excludes any estimated cost savings or revenue enhancements that may result from the merger

     Reflects amortization of goodwill created through purchase accounting

(2)  Excludes KLT Inc. assets transferred to Western Resources

DIVIDEND POLICY

-  KCPL's current annualized dividend at $1.62 per share*
-  Western Resources' current annualized dividend at $2.14 per share*
-  Westar's annual dividend targeted initially at $0.72
- The combination of Westar and Western Resources stock will provide a consistent stream of dividends from diversified sources

*Dividends for each company are declared and paid at the discretion of each company's Board of Directors and are therefore subject to change.

WHY APPROVE MERGER

WHY MERGER SHOULD BE APPROVED

- Electric utility industry is being transformed by consumer demand and legislative reforms leading to increased competition --this merger will permit KCPL shareholders to participate in a more diversified holding company (Western Resources) and a regulated electric utility (Westar)

- KCPL shareholders will have a high degree of flexibility in holding investments in Western Resources and Westar

- Both KCPL and Western Resources have a track record of creating superior shareholder value

-    Significant synergies and cost savings are anticipated

- KCPL shareholders can expect a share price premium and consistent stream of dividends from diversified sources

KCPL SHAREHOLDERS WILL PARTICIPATE IN
A MORE DIVERSIFIED HOLDING COMPANY

[Chart depicting Western Resources ownership in the following companies after the completion of the transaction:]

KCPL shareholders will own
35%* of Western Resources, a
more diversified holding
company

               Western Resources [centered in page]

Company                 % Owned                 Description of Business
----------------        -------         -------------------------------------
Westar Energy           80.1%           Electricity  $8.2 billion in assets

ONEOK                   45%             Natural Gas 8th largest in USA

Protection One          80%             Monitored Security 2nd largest in USA

Wing Group              100%            International power development

Other Regulated
    Businesses          100%            KLT Inc.

*Approximate percentage based on current Western Resources stock price